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                   Exhibit 23.1 - Consent of Ernst & Young LLP
                   -------------------------------------------


                         Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2001, in the Registration Statement (Form S-1) and related Prospectus of Coastal Caribbean Oils & Minerals, Ltd. for the registration of 6,520,249 shares of its common stock.


                                                           /s/ Ernst & Young LLP


Stamford, Connecticut
January 8, 2002